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Exhibit 24.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated January 22, 2001 included in the Form 10-K, into USBANCORP Inc.'s previously filed Registration Statements on Form S-3 (Registration No. 33-56604); Form S-3 (Registration No. 33-50225); Form S-8 (Registration No. 33-53935); Form S-8 (Registration No. 33-55845); Form S-8 (Registration No. 33-55207) and Form S-8 (Registration No. 33-55211).

/s/ Arthur Andersen LLP

Pittsburgh, Pennsylvania
March 19, 2001